Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard Kern, President, Director,  President, Chief Executive and Operating Officer, Treasurer, and Secretary of American Goldfields Inc. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended January 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Dated: May 3, 2010

By: /s/ Richard Kern
Name: Richard Kern
Title: Director, President, Chief Executive Officer,
Chief Operating Officer, Treasurer, and Secretary
(Principal Executive, Financial & Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to American Goldfields Inc. and will be retained by American Goldfields Inc. and furnished to the Securities and Exchange Commission or its staff upon request.